EXHIBIT 2.4

Form Rule 145 Affiliate Agreement

October 22, 2003

SafeNet, Inc.
8029 Corporate Drive
Baltimore, Maryland 21236

Ladies and Gentlemen:

     I have been advised that as of the date of this letter agreement I may be deemed to be an affiliate of Rainbow Technologies, Inc., a Delaware corporation (the “Company”), as the term affiliate is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Agreement and Plan of Reorganization, dated as of October 22, 2003 (the “Merger Agreement”), by and among the Company, SafeNet, Inc., a Delaware corporation (“Parent”), and Ravens Acquisition Corp., a Delaware corporation (“Merger Sub”), the Company will be merged with and into Merger Sub, with Company surviving as a wholly owned subsidiary of Parent. Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement.

     Pursuant to the Merger Agreement, all of the shares of capital stock of the Company owned by the undersigned will be converted into the right to receive a certain number of shares of Common Stock, $0.01 per share, of Parent (the “Shares”), upon the terms of and subject to the conditions in the Merger Agreement.

     I understand that the representations, warranties and covenants set forth herein will be relied upon by the Company and Parent.

     I represent, warrant and covenant to the Company and Parent that, with respect to all Shares received as a result of the Merger:

          (a) I shall not make any sale, transfer or other disposition of any of the Shares in violation of the Securities Act.

          (b) I have carefully read this letter agreement and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of any of the Shares with my counsel.

          (c) I have been advised that the issuance of the Shares to me pursuant to the Merger Agreement will be registered with the Commission under the Securities Act. However, I have also been advised that, because at the time the Merger Agreement will be submitted for a vote of the shareholders of the Company, I may be deemed to be an affiliate of the Company, I may not sell, transfer or otherwise dispose of any of the Shares unless (i) such sale, transfer or other disposition has been registered under the Securities Act or is made in conformity with Rule 145 of the rules and regulations under the Securities Act, or (ii) in the opinion of counsel, which opinion shall be reasonably satisfactory to Parent, or pursuant to a “no action” letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt, from registration under the Securities Act.

          (d) I understand that Parent is not under any obligation to register under the Securities Act the sale, transfer or other disposition of the Shares by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

          (e) I understand that Parent will give stop transfer instructions to Parent’s transfer agent with respect to each of the Shares received by me pursuant to the Merger Agreement and that the certificates for such Shares issued to me, or any substitutions therefor, will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

          (f) I also understand that unless the transfer by me of any of the Shares has been registered under the Securities Act or a sale of Shares by me is made in conformity with the provisions of Rule 145, Parent reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLIES. THE SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

     It is understood and agreed that the legends set forth in paragraphs (e) and (f) above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) a sale is effected in compliance with the provisions of Rule 145(d)(1), (ii) one year shall have elapsed from the date the undersigned acquired the Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) two years shall have elapsed from the date the undersigned acquired the Shares received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned or (iv) Parent has received either an opinion of counsel, which opinion shall be reasonably satisfactory to Parent, or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 of the rules and regulations under the Securities Act no longer apply to the undersigned.

     Execution of this letter should not be considered an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter agreement.

     Parent agrees that, for a period of at least two years after the Closing Date, it will make publicly available the information required by, and in the manner specified by Rule 144(c), or any successor rule thereto, under the Securities Act.

     Each of the representations, warranties, covenants and obligations contained in this letter agreement shall survive consummation of the Merger.

Sincerely,

Name:

Accepted as of October 22, 2003:

SAFENET, INC.

By:

Name:
Title:

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